EXHIBIT 21.01

                     THE KELLER MANUFACTURING COMPANY, INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                                            Name Under Which
      Name                State of Incorporation        Subsidiary Does Business
      ----                ----------------------        ------------------------
 Keller Dedicated                 Indiana                    Keller Dedicated
Transportation Co.                                          Transportation Co.